TWO RICH HISTORIES: ONE GREAT FUTURE Creating Virginia’s Community Bank of Choice Investor Presentation August 13, 2020 Exhibit 99.1

Disclosure Additional Information About the Merger and Where to Find It In connection with the proposed merger, Blue Ridge Bankshares, Inc. (“BRBS”) intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a joint proxy statement/prospectus to be mailed to shareholders of both BRBS and Bay Banks of Virginia, Inc. (“BAYK”). SECURITY HOLDERS OF BRBS AND BAYK ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING BRBS, BAYK AND THE PROPOSED MERGER TRANSACTION. Security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Security holders will also be able to obtain these documents, once they are filed, free of charge, by requesting them in writing from Brian K. Plum, Blue Ridge Bankshares, Inc., 17 West Main Street, Luray, Virginia 22835, or by telephone at (540) 743-6521, or from Randal R. Greene, Bay Banks of Virginia, Inc., 1801 Bayberry Court, Richmond, Virginia 23226, or by telephone at (804) 435-1171. BRBS, BAYK and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BRBS and BAYK in connection with the proposed merger. Information about the directors and executive officers of BRBS and BAYK will be included in the joint proxy statement/prospectus when it becomes available. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of each document as described in the preceding paragraph. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or proxy in favor of the merger, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Risks Relating to the Coronavirus (COVID-19) Outbreak In March 2020, the World Health Organization declared the coronavirus (COVID-19) outbreak a pandemic and the United States declared a national emergency. Global and national health concerns relating to the coronavirus outbreak have been weighing on the local, national and global economic environments, and the outbreak has significantly increased economic uncertainty. The outbreak has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and business shutdowns. These measures have not only negatively impacted consumer and business spending habits, they have also adversely impacted and may further impact BRBS and BAYK's workforces and operations and the operations of their customers, vendors and business partners. These measures may remain in place for a significant period of time and they are likely to continue to adversely affect the businesses, results of operations and financial condition of BRBS and BAYK. The bank regulatory agencies and various governmental authorities are urging financial institutions to work prudently with borrowers who are or may be unable to meet their contractual payment obligations because of the effects of COVID-19. Loan forbearances and other measures have been and will continue to be taken to assist affected customers and businesses, which may have an adverse impact on results of operations and financial condition. BRBS's and BAYK's loans to particular businesses, such as restaurants, hotels and contractors, as well as to people working in those industries, may be particularly subject to adverse developments. Disruptions to customers could result in increased delinquencies, defaults, foreclosures and losses on loans, negatively impact regional economic conditions, result in declines in local loan demand, liquidity of loan guarantors, loan collateral (particularly in real estate), loan originations and deposit availability. The spread of the coronavirus has also caused BRBS and BAYK to modify their business practices (including employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences), and BRBS and BAYK may take further actions as may be required by government authorities or that they determine are in the best interests of their employees, customers and business partners. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. The extent to which the coronavirus outbreak impacts BRBS's and BAYK's business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the coronavirus outbreak has subsided, BRBS and BAYK may continue to experience materially adverse impacts to their businesses as a result of its economic impact, including any recession that has occurred or may occur in the future. There are no comparable recent events which may provide guidance as to the effect of the spread of the coronavirus and a global pandemic, and, as a result, the ultimate impact of the coronavirus outbreak or a similar health epidemic is highly uncertain and subject to change. The full extent of the impact on BRBS's and BAYK's businesses, operations or the economy as a whole is not yet known. However, the effects could have a material impact on results of operations, and BRBS and BAYK will continue to monitor the coronavirus situation closely. BRBS and BAYK caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to BRBS or BAYK or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. BRBS and BAYK do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Disclosure Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Blue Ridge Bankshares, Inc. and Bay Banks of Virginia, Inc., including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) BRBS’s and BAYK’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "may", "assumes", "approximately", "will", "expects", “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “targets”, “projects”, or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective management of BRBS and BAYK and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of BRBS and BAYK. In addition, these forward-looking statements are subject to various risks, uncertainties and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of BRBS and BAYK may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees and customers, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of BRBS or BAYK may fail to approve the Merger; (6) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BRBS and BAYK are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in BRBS’s and BAYK’s markets could adversely affect operations; (10) an economic slowdown could adversely affect credit quality and loan originations; (11) the COVID-19 pandemic is adversely affecting BRBS, BAYK, and their respective customers, employees and third-party service providers; the adverse impacts of the pandemic on their respective business, financial position, operations and prospects have been material, and it is not possible to accurately predict the extent, severity or duration of the pandemic or when normal economic and operation conditions will return; and (12) other factors that may affect future results of BRBS and BAYK, including: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the bank regulatory agencies and legislative and regulatory actions and reforms. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in BRBS’s and BAYK’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC's Internet site (http://www.sec.gov). Risks Related to the SBA PPP Loan Program BRBS and BAYK are participating lenders in the Paycheck Protection Program (“PPP”), a loan program administered through the Small Business Administration (“SBA”), which was created to help eligible businesses, organizations and self-employed persons fund their operational costs during the COVID-19 pandemic. Under this program, the SBA guarantees 100% of the amounts loaned under the PPP. BRBS and BAYK may be exposed to credit risk on PPP loans if a determination is made by the SBA that there is a deficiency in the manner in which the loan was originated, funded, or serviced. If a deficiency is identified, the SBA may deny its liability under the guaranty, reduce the amount of the guaranty, or, if it has already paid under the guaranty, seek recovery of any loss related to the deficiency. Financial institutions have experienced litigation related to their process and procedures used in processing applications for the PPP. If BRBS or BAYK were to be subject to any such litigation, such litigation could have a material adverse impact on the companies' businesses, financial conditions and results of operations. BRBS and BAYK caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to BRBS or BAYK or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. BRBS and BAYK do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Market Cap(2): $190 Million Our Pro Forma Company 1, 94, 92 25, 27, 120 2, 152, 52 1, 2, 94 Pro Forma Highlights(1) HC HQ BRBS(4) (18) BAYK (17) Bank HQ Creates the 4th largest community bank headquartered in Virginia(3) Pathway to $3 billion in total assets Strong community bank market share across the Commonwealth of Virginia Enhances BRBS’ prospects as a future consolidator Holding Company’s headquarters in Charlottesville, VA and the Bank’s headquarters in Richmond, VA Complements existing footprint with natural expansion into attractive markets Diversifies revenue composition and expands opportunities for lending and fee income Significant accretion to pro forma performance (1) Based on financials data as of June 30, 2020 // (2) Based on 20-day VWAP of $15.05 as of August 10, 2020 // (3) Based on deposit market share of community banks with total assets under $10.0 billion // (4) Includes LPO offices in Norfolk and Winchester Source: S&P Global Market Intelligence Total Assets: Gross Loans: Total Deposits: $2.4 Billion $1.9 Billion $2.2 Billion

Transaction Highlights Premier Financial Institution Accelerates Shareholder Value Creation Enhanced scale, growth, profitability & performance Combined company will be ranked #4 by community bank deposit market share in Virginia(1) Footprint operates across seven attractive Virginia and North Carolina MSAs, including Richmond, Charlottesville, Hampton Roads and the Piedmont Triad Accelerates investment in technology and increases operating leverage Estimated double-digit earnings accretion in 2021(2) Tangible book value accretion of over 7.0% Accretive to ROAA and ROATCE with pro forma estimates of approximately 1.2% and 15.0% in 2021, respectively Complementary Missions Extensive history in the Commonwealth of Virginia community bank market as BRBS was founded in 1893 and BAYK enters its 89th year Culture, leadership & strategic familiarity Combining two management teams that become broader and stronger Shared vision with a culture of community involvement and a commitment to clients Poised for future success Based on deposit market share of community banks with total assets under $10.0 billion 2021 EPS accretion assumes 75% of fully phased-in cost savings Source: S&P Global Market Intelligence

Management Team Brian Plum - Chief Executive Officer Randy Greene - President & Chief Operating Officer, Chief Executive Officer of Blue Ridge Bank Judy Gavant - Chief Financial Officer Amanda Story - Chief Accounting Officer Jim McCarty - Chief Administrative Officer Summary of Transaction Terms (1) Based on BRBS’s 20-day VWAP of $15.05 as of August 10, 2020 (2) Represents pro forma ownership of common shares outstanding 100% stock BAYK shareholders will receive 0.50 BRBS shares per BAYK share Implied price of $7.53(1) per BAYK share, or approximately $100.4M(1) Structure and Exchange Ratio Board of Directors 13 members: 7 BRBS / 6 BAYK Chairman of the Board from BRBS Ownership(2) 53.8% BAYK / 46.2% BRBS Headquarters Holding Company Headquarters: Charlottesville, VA Bank Headquarters: Richmond, VA Name Holding company will be “Blue Ridge Bankshares, Inc." and the Bank will be “Blue Ridge Bank, N.A." Timing & Approvals Anticipated closing Q1 2021 Approval of BRBS and BAYK shareholders and customary regulatory approvals Blue Ridge Bankshares, Inc. (NYSE American: BRBS) Legal / Accounting Acquirer

Capitalizing on a Dislocated Market Place with Limited Mid-size Banks Source: S&P Global Market Intelligence Community banks include banks with less than $10 billion in total assets; FDIC deposit information as of June 30, 2019 2020-2025 Projected Population Change (%) 2020-2025 Projected Household Income Change (%) Community Bank Deposit Market Share in Commonwealth of Virginia(1)

Complementing Each Other’s Strengths Excludes purchase accounting adjustments Source: S&P Global Market Intelligence; Loan and deposit data follows regulatory financial data as of June 30, 2020

De-Risks Loan Portfolio Amidst COVID-19 Intensive, loan level 3rd party credit reviews by a nationally recognized firm have afforded both parties significant visibility into the loan portfolios, including areas potentially affected by the COVID-19 pandemic. Significant analysis was performed on the following commercial sub-sectors that may be affected disproportionally by the COVID-19 pandemic: Hotels Restaurants $28.5 $8.6 Loan Balances ($MM) | Portion of Gross Loan Portfolio (%) Source: BAYK 10-Q data as of June 30, 2020 // BRBS Earnings Release as of June 30, 2020 2.5% 0.7% $61.8 $20.6 5.9% 2.0%

Balanced Deposit Mix Note: Source: S&P Global Market Intelligence; Loan and deposit data follows regulatory financial data as of June 30, 2020

Key Merger Assumptions 100% stock with BAYK merging with and into BRBS BAYK shareholders will receive 0.50 BRBS shares per BAYK share Consideration BAYK’s balance sheet will be subject to fair market value accounting Loan loss reversal of BAYK’s provision OREO mark of $956k CDI: 0.50%; amortized double-declining balance over 10 years Other Assumptions Based on projections from BRBS and BAYK management Standalone Earnings Per Share $8.2M of identified pre-tax cost savings 28% of BAYK non-interest expense base; approximately 10.5% of the combined 2021 noninterest expenses 75% realization of cost savings in 2021 and 100% thereafter Estimated Cost Savings $17.3M pre-tax Merger & Integration Costs $34.8M Loan credit mark (3.5% of gross loans)(1) Credit Assumptions Excludes PPP loan balance at close; incorporates the reversal of BAYK’s estimated loan purchase discount Source: S&P Global Market Intelligence

Summary Financial Impact Double-digit accretion to both companies Pro Forma Capital(2) EPS Accretion(1) TBV per Share Accretion(2) TBV Earnback Period(3) ~7.5% TBV Accretive ~ 9% CET1 2021 EPS accretion assumes 75% of fully phased-in cost savings Includes impact of approximately half of one-time merger expenses at close for illustrative purposes; represents TBV impact to BRBS Includes impact of all of one-time merger expenses at close

Enhances the scale and capabilities of two premier institutions with a long history of dedication to its customers and communities Concluding Thoughts Creates the 4th largest community bank headquartered in Virginia that benefits from the scale of a nearly $2.5 billion institution(1) (1) Community banks include banks with less than $10 billion in total assets Complements existing footprint while providing a foothold in the Richmond and Virginia Beach-Norfolk-Newport News MSAs Provides strong accretion to earnings and tangible book value Richmond becomes headquarters of the Bank, continuing expansion into high growth markets

Appendix

Addressing COVID-19 With the onset of the virus, both BRBS and BAYK management teams proactively moved into action, diligently monitoring customers in affected industries, allowing employees to “social distance” and work from home, implementing programs to provide relief to clients and modifying branch hours to maintain customer service BRBS was a leading provider of PPP loans in central Virginia with over $350M in funded PPP loans through the first half of 2020 Estimated PPP processing fees of approximately $11 million BAYK also provided significant funding to the local community with over $50M in PPP support Estimated PPP Processing fees of approximately $2.3 million Extensive due-diligence has been conducted surrounding the COVID-19 pandemic and any impact to-date Discussions focused on the status of each Company in confronting the pandemic as well as initial planning for post-closing The transaction diversifies and de-risks the combined company relative to BRBS and BAYK stand-alone Larger, more diversified balance sheet and customer base, better able to weather adverse economic conditions More granular deposit base with a balanced loan portfolio and reduced concentrations supported by a larger capital base Increased capital generation from ~$8M of pre-tax synergies enhances internal generation of capital and substantially improves pre-tax, pre-provision earnings power

Extensive Due Diligence Comprehensive Due Diligence Process Both BRBS & BAYK are experienced & disciplined acquirers of community banks Comprehensive process led by BRBS & BAYK senior leadership and included business, operational, credit, financial, legal, HR and regulatory Credit due diligence process completed by senior management and 3rd party loan review team for both banks BRBS’s and BAYK’s extensive credit reviews focused on the largest relationships, adversely classified assets and watch list loans Collaborative, detailed review of both companies’ cost structure & expected synergies, including identification of potential revenue synergies Thorough review of all regulatory, compliance, legal & operational risks